EXHIBIT 23.1

Accountants’ Consent

The Board of Directors

Vertical Health Solutions, Inc.

Oldsmar, Florida

We consent to the use, by reference, of our report dated March 4, 2004 relating to the balance sheet as of December 31, 2003 and the related statement of operations, stockholders’ equity and cash flows for the year then ended of Vertical Health Solutions, Inc. in Amendment No. 1 to the registration statement on Form SB-2 of Vertical Health Solutions, Inc.

/s/ BRIMMER, BUREK & KEELAN LLP

Tampa, Florida

October 19, 2004